Exhibit 99.1

For Immediate Release:  March 28, 2006

Contact:  Jason A. Jenne

(901) 746-2005

True Temper Sports, Inc.

Announces 2005 Fourth Quarter and Full Year Results

Results of Operations

Memphis, Tennessee…..March 28, 2006…..Today, True Temper Sports, Inc. (“True Temper” or the “Company”) announced its 2005 fourth quarter and full year results of operations. Net sales for the fourth quarter increased 27.4%, to $27.4 million from the $21.5 million recorded during the fourth quarter of 2004. Net sales for the full year 2005 increased 19.5%, to $117.6 million from $98.4 million in 2004. Adjusted EBITDA (defined below) for the fourth quarter increased 69.4%, to $8.6 million from $5.1 million in the fourth quarter of 2004. Adjusted EBITDA for the full year 2005 increased 26.1%, to $36.0 million from $28.6 million in 2004. Net income for the full year 2005 increased $19.6 million, to a net loss of $0.5 million from a net loss of $20.1 million in 2004. As more fully described below, the Company completed an acquisition and recapitalization during 2004 which had an impact on the net income reported for both 2004 and 2005. The effect of this acquisition has been eliminated from the presentation of Adjusted EBITDA.

In his comments about the Company’s performance, Scott Hennessy, President and CEO said, “This past year certainly represented a rebound for True Temper, and to some extent the overall golf industry. In contrast to 2004, we saw some clearing of the wholesale and retail inventory channels, and a number of significant new product launches from our OEM partners. These market forces combined with several key sales initiatives at True Temper helped to drive revenue to a new full year record of $117.6 million. Internally, we saw a continued shift in the sales mix of our steel golf shafts sold towards more premium, high performance products. While on the graphite golf side of our business we delivered significant increases in unit volume as a result of our successful branded line of Grafalloy ProLaunch shafts, and the execution of our penetration strategy into the stock OEM distribution channel. This penetration strategy was made possible by the successful establishment of our new graphite shaft manufacturing facility in Guangzhou, China. Adding to these positive factors in golf, we also experienced double digit growth in our performance sports division, as our diversification strategy into the hockey and cycling markets truly begins to gain momentum.”

Mr. Hennessy continued, “As always, in addition to our focus on the top line growth of our Company we are equally committed to the profitability delivered on that revenue base. During 2005 we were able to compliment the favorable product sales and profit mix with a number of new cost reduction and productivity programs in our manufacturing facilities. These initiatives were designed to improve quality and efficiency, and to ensure that True Temper remains the shaft company of choice for the world’s top golf companies and equipment distributors. The success of these programs is evident in the gross profit results for 2005, which exceeded 40% on a full year basis, as we effectively offset considerable inflation pressures in raw material costs and energy sources. Through continued discipline in the SG&A area, we were able to drop a significant portion of this gross profit straight to the bottom line, with full year Adjusted EBITDA back to record levels of $36.0 million and 30.6% to net sales. When combined with effective working capital management, this drove significant free cash flow during 2005, which we used to make voluntary prepayments on our term debt totaling $12.0 million for the full year. We are very pleased to report that our improvement in profitability, combined with this voluntary debt reduction, has enabled us to de-leverage the Company approximately two full turns during 2005.”

Outlook

Commenting about the Company’s outlook for the future, Mr. Hennessy said, “We are encouraged about the outlook for 2006, especially in the back half of the year as many of the exciting new products from True Temper and our OEM partners are scheduled for second half launches this year. We also feel that the significant growth in our graphite golf business during 2005 will carryover and continue in 2006. In addition, the momentum gained in our performance sports division, specifically in the hockey and cycling areas, should continue to build throughout each quarter of 2006. During the first half of 2006 we expect these positive factors to be mitigated somewhat by the launch timing and inventory channel management of some of our key global OEM partners. While we are driving for revenue improvement each quarter, the near record levels achieved in the first and second quarters of 2005 certainly make for challenging targets in 2006.”

Mr. Hennessy continued, “Operationally, we see plenty of runway in 2006. Our productivity targets and plant efficiency programs planned for this year are equal to or greater than those of 2005. In addition to these manufacturing initiatives, we are focusing intently on our global distribution and warehousing efforts during 2006. With continued expansion overseas in both operations and sales activity, we must keep our logistics efforts one step ahead of the market demand. Too that end, we will continue the initiatives begun in 2005 to consolidate facilities and streamline the movement of inventory and supplies around the world. Our overall goals from a profitability standpoint remain unchanged as we head into 2006; offset inflation with productivity enhancements and deliver the highest possible read-through to Adjusted EBITDA on the mix of sales in our various lines of business. Beyond that, we will continue to manage our working capital levels very closely, in order to maximize free cash flow and continue to de-leverage the Company.”

Acquisition and Recapitalization

On January 30, 2004, TTS Holdings LLC, a company formed by Gilbert Global Equity Partners, L.P., entered into a stock purchase agreement with our direct parent company, True Temper Corporation, and certain of its security holders, pursuant to which TTS Holdings LLC and certain members of our senior management agreed to purchase all of the outstanding shares of capital stock of True Temper Corporation. The transaction contemplated by the purchase agreement closed on March 15, 2004. As part of this transaction, the Company was recapitalized through the establishment of a new senior credit facility and the issuance of new 8 3/8% senior subordinated notes due 2011. In conjunction with this recapitalization, certain expenses related to the early extinguishment of long-term debt and other related transaction fees were recorded totaling $14.6 million, resulting in a $10.9 million after-tax reduction to the 2004 net income.

As part of the required purchase accounting, the Company recorded the estimated fair value of certain intangible assets. Non-cash amortization of these intangible assets during 2005 and 2004 totaled $13.8 million and $11.0 million, respectively, and resulting in a $8.6 million and $6.8 million after-tax reduction to net income in 2005 and 2004, respectively. In addition, as part of the required purchase accounting, the Company made a one time fair value adjustment to its inventory of approximately $11.7 million, which was subsequently amortized through cost of sales in 2004, resulting in a $7.2 million after-tax reduction to net income.

The transaction was accounted for using the purchase method of accounting. Accordingly, the financial statements included in this press release present the historical cost basis results of the Company as “predecessor company” through March 14, 2004, and the results of the Company as “successor company” from March 15, 2004 through December 31, 2005. The sum of the results of the predecessor and successor companies is also included where appropriate, and labeled as “combined company.”

Conference Call

True Temper management is scheduled to discuss the Company’s operating performance in a conference call on Tuesday, March 28, 2006 at 2:00pm Eastern Time. Interested parties may participate by calling 888-946-7793 or 517-308-9015 just prior to the start time. Callers should request the “True Temper Earnings Call,” with the passcode “True Temper.”  A replay of the conference call will be available from approximately 5:00pm Eastern Time on March 28, 2006 until 5:00pm Eastern Time on April 4, 2006. The replay may be accessed by calling 800-294-3091 or 402-220-9769.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company. This document, including but not limited to comments under the “Outlook” section of this document, contains forward-looking statements. All statements which address future operating or financial performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and future operating or financial performance. However, there are many risk factors, including but not limited to, the

Company’s substantial leverage, the Company’s ability to service its debt, the general state of the economy, the Company’s ability to execute its plans, fluctuations in the availability and price of energy, fluctuations in the availability and price of raw materials, potentially significant increases to employee health and welfare costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in the Company’s forward-looking statements. Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities and Exchange Commission (“SEC”), and recently in item 1A, Risk Factors, in our 2005 Annual Report on Form 10-K.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement. The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

Definitions

EBITDA and Adjusted EBITDA are non-GAAP measurements we believe gauge our liquidity and operating performance. The Company’s definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

TRUE TEMPER SPORTS, INC.

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	QUARTERLY
	Successor Company	Successor Company	Predecessor Company
	Period from October 3 To December 31,	Period from September 27 To December 31,	Period from September 29 To December 31,
	2005	2004	2003
NET SALES	$27,406	$21,515	$27,447
Cost of sales	16,737	26,064	16,698
GROSS PROFIT (LOSS)	10,669	(4,549)	10,749

Selling, general and administrative expenses	2,927	3,007	3,364
Amortization of intangible assets	3,472	10,984	—
Business development, start-up and transition costs	36	243	410
Impairment charge on long lived assets	357	—	—
OPERATING INCOME (LOSS)	3,877	(18,783)	6,975

Interest expense, net of interest income	4,697	4,701	3,124
Other expenses, net	2	14	14
INCOME (LOSS) BEFORE INCOME TAXES	(822)	(23,498)	3,837

Income tax expense (benefit)	(263)	(8,976)	1,613
NET INCOME (LOSS)	$(559)	$(14,522)	$2,224

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	YEAR - TO - DATE
	Successor Company	Combined Company	Successor Company	Predecessor Company	Predecessor Company
	Year Ended December 31,	Year Ended December 31,	Period from March 15 To December 31,	Period from January 1 To March 14,	Year Ended December 31,
	2005	2004	2004	2004	2003
NET SALES	$117,594	$98,367	$78,120	$20,247	$116,206
Cost of sales	70,362	71,975	60,104	11,871	69,470
GROSS PROFIT	47,232	26,392	18,016	8,376	46,736

Selling, general and administrative expenses	14,660	13,155	9,520	3,635	14,747
Amortization of intangible assets	13,840	10,984	10,984	—	—
Business development, start-up and transition costs	208	838	738	100	869
Transaction and reorganization expense	—	5,406	25	5,381	—
Impairment charge on long lived assets	357	—	—	—	—
Loss on early extinguishment of long-term debt	—	9,217	—	9,217	—
OPERATING INCOME (LOSS)	18,167	(13,208)	(3,251)	(9,957)	31,120

Interest expense, net of interest income	18,631	15,989	13,491	2,498	13,017
Other (income) expenses, net	(31)	70	72	(2)	132
INCOME (LOSS) BEFORE INCOME TAXES	(433)	(29,267)	(16,814)	(12,453)	17,971

Income tax expense (benefit)	33	(9,195)	(6,350)	(2,845)	7,113
NET INCOME (LOSS)	$(466)	$(20,072)	$(10,464)	$(9,608)	$10,858

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Successor Company
	December 31,	December 31,
	2005	2004

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,733	$3,337
Receivables, net	17,949	14,578
Inventories	19,633	21,910
Deferred financing costs	1,239	1,449
Prepaid expenses and other current assets	2,591	2,084
Total current assets	46,145	43,358

Property, plant and equipment, net	12,210	13,407
Goodwill, net	150,883	150,883
Intangible assets, net	132,629	146,266
Deferred financing costs, net	5,265	6,504
Other assets	923	407
Total assets	$348,055	$360,825

LIABILITIES & STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$245	$545
Accounts payable	4,410	4,356
Accrued expenses and other current liabilities	9,896	9,796
Total current liabilities	14,551	14,697

Deferred tax liability, net	4,531	5,403
Long-term debt, net of current portion	220,480	232,180
Other liabilities	8,729	7,215
Total liabilities	248,291	259,495

STOCKHOLDER’S EQUITY
Common stock — par value $0.01 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	111,943	111,943
Accumulated deficit	(10,930)	(10,464)
Accumulated other comprehensive loss, net of taxes	(1,249)	(149)
Total stockholder’s equity	99,764	101,330
Commitments and contingent liabilities	—	—
Total liabilities and stockholder’s equity	$348,055	$360,825

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Successor Company	Combined Company	Successor Company	Predecessor Company	Predecessor Company
	Year Ended December 31,	Year Ended December 31,	Period from March 15 To December 31,	Period from January 1 To March 14,	Year Ended December 31,
	2005	2004	2004	2004	2003
OPERATING ACTIVITIES
Net income (loss)	$(466)	$(20,072)	$(10,464)	$(9,608)	$10,858
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,725	3,091	2,420	671	2,906
Amortization of deferred financing costs	1,449	1,143	1,034	109	632
Amortization of intangible assets	13,840	10,984	10,984	—	—
Inventory fair value adjustment recorded in cost of sales	—	11,663	11,663	—	—
Loss (gain) on disposal of property, plant and equipment	300	40	40	—	89
Transaction and reorganization expenses	—	5,406	25	5,381	—
Loss on early extinguishment of long-term debt	—	9,217	—	9,217	—
Deferred taxes	(201)	(9,447)	(6,432)	(2,898)	6,883
Changes in operating assets and liabilities, net	(1,711)	(2,341)	(2,568)	110	34
Net cash provided by operating activities	15,936	9,684	6,702	2,982	21,402

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(2,612)	(1,562)	(1,232)	(330)	(3,460)
Proceeds from sale of property, plant and equipment	784	50	50	—	—
Other investing activity	(203)	—	—	—	—
Net cash used in investing activities	(2,031)	(1,512)	(1,182)	(330)	(3,460)

FINANCING ACTIVITIES
Proceeds from issuance of bank debt	—	110,000	110,000	—	—
Proceeds from issuance of Senior Subordinated Notes	—	125,000	125,000	—	—
Principal payments on bank debt	(12,000)	(9,975)	(2,275)	(7,700)	(11,000)
Repayment of bank debt, including accrued interest	—	(6,335)	(6,335)	—	—
Call senior subordinated notes, including accrued interest and call premiums	—	(109,160)	(109,160)	—	—
Payment of debt issuance costs	—	(8,678)	(8,678)	—	(278)
Dividends paid	—	—	—	—	(5,207)
Distribution of net equity to selling shareholders	—	(102,518)	(102,518)	—	—
Transaction and reorganization expenses, including cash payments for direct acquisition costs	—	(11,268)	(10,805)	(463)	—
Other financing activity	(509)	(290)	(248)	(42)	(138)
Net cash used in financing activities	(12,509)	(13,224)	(5,019)	(8,205)	(16,623)

Net increase (decrease) in cash	1,396	(5,052)	501	(5,553)	1,319
Cash at beginning of period	3,337	8,389	2,836	8,389	7,070
Cash at end of period	$4,733	$3,337	$3,337	$2,836	$8,389

EBITDA and Adjusted EBITDA Defined

EBITDA represents operating income or loss plus depreciation and amortization of intangible assets.  Adjusted EBITDA represents EBITDA plus business development, start-up and transition costs, transaction and reorganization expenses, impairment charges on long lived assets, the 2004 inventory fair value adjustment, loss on early extinguishment of long-term debt, initial Sarbanes-Oxley compliance costs, the 2003 union ratification bonus, and management service fees.  Not all adjustments described are applicable to the periods identified in the tables below.

EBITDA and Adjusted EBITDA for the periods indicated are calculated as follows:

	QUARTERLY
	Successor Company	Successor Company	Predecessor Company
	Period from October 3 To December 31,	Period from September 27 To December 31,	Period from September 29 To December 31,
	2005	2004	2003
Operating income (loss)	$3,877	$(18,783)	$6,975
Plus:
Depreciation	700	749	727
Amortization of intangible assets	3,472	10,984	—
EBITDA	8,049	(7,050)	7,702
Plus:
Business development, start-up and transition costs	36	243	410
Impairment charge on long lived assets	357	—	—
Inventory fair value adjustment recorded in cost of sales	—	11,663	—
Sarbanes-Oxley initial compliance costs	—	75	—
Management services fee	125	125	125
Adjusted EBITDA	$8,567	$5,056	$8,237

	YEAR - TO - DATE
	Successor Company	Combined Company	Successor Company	Predecessor Company	Predecessor Company
	Year Ended December 31,	Year Ended December 31,	Period from March 15 To December 31,	Period from January 1 To March 14,	Year Ended December 31,
	2005	2004	2004	2004	2003
Operating income (loss)	$18,167	$(13,208)	$(3,251)	$(9,957)	$31,120
Plus:
Depreciation	2,725	3,091	2,420	671	2,906
Amortization of intangible assets	13,840	10,984	10,984	—	—
EBITDA	34,732	867	10,153	(9,286)	34,026
Plus:
Business development, start-up and transition costs	208	838	738	100	869
Transaction and reorganization expenses	—	5,406	25	5,381	—
Impairment charge on long lived assets	357	—	—	—	—
Inventory fair value adjustment recorded in cost of sales	—	11,663	11,663	—	—
Loss on early extinguishment of long-term debt	—	9,217	—	9,217	—
Sarbanes-Oxley initial compliance costs	219	75	75	—	—
Union contract ratification bonus	—	—	—	—	683
Management services fee	500	500	392	108	500
Adjusted EBITDA	$36,016	$28,566	$23,046	$5,520	$36,078

EBITDA and Adjusted EBITDA reconciled to net cash provided by operating activities

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company’s liquidity and an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor have they been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as substitutes for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for the periods indicated:

	QUARTERLY
	Successor Company	Successor Company	Predecessor Company
	Period from October 3 To December 31,	Period from September 27 To December 31,	Period from September 29 To December 31,
	2005	2004	2003

Adjusted EBITDA	$8,567	$5,056	$8,237
Cash interest payments	(1,802)	(1,428)	(5,831)
Cash income tax payments	(159)	(145)	(47)
Business development, start-up and transition costs	(36)	(243)	(410)
Management services fee	(125)	—	(125)
Changes in working capital requirements and other	(1,018)	(3,835)	(788)

Net cash provided by operating activities	$5,427	$(595)	$1,036

	YEAR - TO - DATE
	Successor Company	Combined Company	Successor Company	Predecessor Company	Predecessor Company
	Year Ended December 31, 2005	Year Ended December 31, 2004	Period from March 15 To December 31, 2004	Period from January 1 To March 14, 2004	Year Ended December 31, 2003

Adjusted EBITDA	$36,016	$28,566	$23,046	$5,520	$36,078
Cash interest payments	(17,330)	(9,137)	(8,789)	(348)	(12,265)
Cash income tax (payments) refunds	(147)	(263)	(89)	(174)	(58)
Business development, start-up and transition costs	(208)	(838)	(738)	(100)	(869)
Management services fee	(500)	(358)	(250)	(108)	(500)
Changes in working capital requirements and other	(1,895)	(8,286)	(6,478)	(1,808)	(984)

Net cash provided by operating activities	$15,936	$9,684	$6,702	$2,982	$21,402